
<ARTICLE> 5
<LEGEND>
This financial data schedule for the nine month period ended September 30, 1997 contains summary financial information which is incorporated by reference from the 1997 quarterly report and extracted from the Condensed Consolidated
Statements of Operations, and Condensed Consolidated Statements of Cash Flows and is qualified in its entirety by reference to the financial statement within the report on form 10-Q filing.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities law. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Act of 1934 and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>
<CIK> 0001012704
<NAME> UGLY DUCKLING CORP
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1997
<CASH>                                           4,401
<SECURITIES>                                    41,947
<RECEIVABLES>                                   42,677
<ALLOWANCES>                                     6,331
<INVENTORY>                                     20,936
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                          42,669
<DEPRECIATION>                                 (4,777)
<TOTAL-ASSETS>                                 271,285
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       171,943
<OTHER-SE>                                       5,452
<TOTAL-LIABILITY-AND-EQUITY>                   271,285
<SALES>                                         79,543
<TOTAL-REVENUES>                               120,209
<CGS>                                           42,537
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                49,628
<LOSS-PROVISION>                                15,367
<INTEREST-EXPENSE>                               2,914
<INCOME-PRETAX>                                  9,763
<INCOME-TAX>                                     4,018
<INCOME-CONTINUING>                              5,745
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     5,745
<EPS-PRIMARY>                                      .32
<EPS-DILUTED>                                      .32

<F1>UNCLASSIFIED BALANCE SHEET

